Exhibit 99 (b)

March 20, 2003

Mr. Jeffrey M. Heller

_________________

_________________

Dear Jeff:

This Letter Agreement memorializes the terms and conditions on which you will serve Electronic Data Systems Corporation ("EDS") as its President and Chief Operating Officer, commencing March 20, 2003 (the "Effective Date").  This Letter Agreement and the Additional Agreements (as defined below) have been approved by both the Compensation and Benefits Committee of the Board of Directors (the "Committee") and the full Board of Directors (the "Board") of EDS.

Duties

Subject to the direction and control of the Board, you shall have the duties, responsibilities and authority ascribed to the positions of President and Chief Operating Officer in EDS' Amended and Restated Bylaws.

You shall devote your entire business time to your duties for EDS and use your best efforts to fulfill your duties faithfully, responsibly and to the best of your ability.  You may serve on corporate, civic and charitable boards and committees to the extent consistent with EDS' Corporate Governance Guidelines.  You may also manage your personal portfolio/assets, to the extent doing so does not interfere with your duties and/or responsibilities to EDS.

During your tenure as President and Chief Operating Officer of EDS, you shall serve as a member of its Board of Directors.

Base Salary

Your annual base salary will be $700,000, less all applicable deductions.  Such amount will be paid in substantially equal installments on a semi-monthly basis in accordance with EDS' regular payroll practices.

Sign-On Bonus

EDS will pay you up to $35,000, against appropriate documentation, to reimburse you for any expenses incurred in connection with terminating your office lease and canceling personal travel.  The Company will also pay you an amount sufficient to provide you with a "gross up" for your income tax attributable to this reimbursement payment.

2003 Bonus

You will participate in EDS' Executive Bonus Plan ("EBP") or equivalent successor plan.  Pursuant to the terms of the 2003 EBP, your targeted annual bonus will be $862,323, consisting of a cash component equal to 40% (i.e., a cash target of $344,933) and a stock option component.

EDS guarantees that the minimum cash component of your bonus under the EBP will be $344,933, which will be paid on or before March 31, 2004.  However, if performance levels are met as specified in the EBP, the cash component can increase to a maximum of 313% of your cash target.

Pursuant to the EBP, you will also be awarded 25,870 non-qualified stock options on the Grant Date (as defined below).  These stock options will have an exercise price equal to the mean between the highest and lowest sales price per share of EDS' common stock on the consolidated reporting system of the New York Stock Exchange ("NYSE") on the Grant Date ("Fair Market Value").  Except as otherwise provided under "Separation" below, these options will vest 100% on February 10, 2004.  Once vested, these stock options can be exercised until the third anniversary of the vesting date.

Your individual stock option award agreement regarding these stock options is attached as Appendix "A" (the "2003 Bonus Nonqualified Stock Option Agreement").

Restricted Stock Unit Grant

On the Grant Date, you will be awarded 50,000 restricted stock units. Except as otherwise provided under "Separation" below, these restricted stock units will vest 100% on the third anniversary of the Grant Date.  Once the restricted stock units vest, one-third of the shares deliverable for stock units (net of withholding for taxes) can be sold immediately, one-third of the net shares deliverable for stock units can be sold beginning on the first anniversary of the vesting date, and the remaining net shares deliverable for stock units can be sold beginning on the second anniversary of the vesting date.

Your individual restricted stock unit award agreement regarding these restricted stock units is attached as Appendix "B" (the "Restricted Stock Unit Agreement").

Long-Term Incentive Stock Option Grant

You shall be eligible to receive future equity awards pursuant to the Amended and Restated Electronic Data Systems Corporation Incentive Plan (and all successor and/or similar plans) consistent with your performance, competitive pay practices generally and with other equity award programs generally made available to other senior executives of EDS.  In addition to the above, on the Grant Date, you will be awarded 250,000 non-qualified stock options.  One-half of these stock options will have an exercise price equal to Fair Market Value ("FMV Options") and the other half will have an exercise price equal to 130% of Fair Market Value ("Premium Options").  Similar to the restricted stock units, except as otherwise provided under "Separation" below, these stock options will vest 100% on the third anniversary of the Grant

Date.  Once vested, one-third of each of the FMV Options and the Premium Options can be exercised immediately, another third of each can be exercised beginning on the first anniversary of the vesting date, and the remaining third of each can be exercised beginning on the second anniversary of the vesting date.  Once vested and exercisable, these stock options can be exercised until the tenth anniversary of the Grant Date.

Your individual stock option award agreements regarding these stock options are attached as Appendices "C" and "D" (collectively, the "Long-Term Nonqualified Stock Option Agreements").

Employee Benefits and Perquisites

You will be eligible to receive the standard employee benefits available to all EDS employees, including health and welfare benefits and retirement and 401(k) saving plans. With respect to executive-level benefits, you will be eligible to participate in the EDS Executive Deferral Plan, and you will be eligible for reimbursement under EDS' Executive Financial Counseling and Executive Annual Physical Exam perquisites.  You will also receive prompt reimbursement for all reasonable business expenses incurred in accordance with EDS' policies, practices and procedures.

Retirement Income Benefit

EDS will continue to pay you your retirement benefit (payable pursuant to the terms and conditions of the EDS Retirement Plan, the EDS Restoration Plan and the EDS Supplemental Executive Retirement Plan) of $97,631.59 per month during your employment by EDS.  Upon your subsequent retirement, your overall monthly retirement benefit shall be recalculated.  If such recalculation results in you being eligible to receive an overall monthly retirement benefit that is more than $97,631.59, you shall subsequently receive such increased monthly retirement benefit pursuant to the terms and conditions of the applicable plans.  On the other hand, if such recalculation results in you being eligible to receive an overall monthly retirement benefit that is less than what you are currently receiving, you shall continue to receive an overall monthly retirement benefit of $97,631.59.

In addition, if during the time period you remain actively employed by EDS, it should take action to secure the retirement benefits made available to any other EDS employee pursuant to the terms and conditions of the EDS Supplemental Executive Retirement Plan (e.g., by purchasing an annuity), EDS shall take the same action to secure the retirement benefits you are eligible to receive pursuant to the EDS Supplemental Executive Retirement Plan.

Except as altered by this Paragraph, the payment of retirement benefits continues to be governed by the terms and conditions of the applicable plans.

Separation

If prior to your first anniversary of employment with EDS, you are involuntarily terminated without Cause (as defined in Annex "A"), you voluntarily terminate your employment relationship with EDS after the replacement of Michael H. Jordan as the Chief Executive Officer has been designated by the Board, or you become subject to Total Disability (as defined in Annex "A") or die, the following will occur:

(i)  you will receive any accrued but unpaid base salary and other benefits through the date of termination as well as any benefits under the plans in which you participate that continue beyond termination in accordance with the terms of such plans;

(ii)  to the extent not already paid, you will receive a lump sum payment, less all applicable deductions, equal to the sum of (x) the base salary you would have received had you remained employed by EDS until the first anniversary of the Effective Date and (y) the guaranteed cash component of your 2003 bonus plus the pro rata portion of any cash amount payable under the 2003 EBP in excess of the guaranteed cash component (calculated using as the period of employment that period from January 1, 2003 through the date of termination in 2003); and

(iii)  to the extent not already vested, the above-referenced 25,870 stock options, 50,000 restricted stock units and 250,000 stock options shall immediately vest.  (The restrictions on sale applicable to the restricted stock unit grant and the restrictions on exercise applicable to the long-term incentive stock option grant shall continue to apply unless vesting has accelerated as a result of your death or Total Disability.)

If after your first anniversary of employment with EDS, you are involuntarily terminated without Cause, you voluntarily terminate your employment relationship with EDS after the replacement of Michael H. Jordan as the Chief Executive Officer has been designated by the Board, or you become subject to Total Disability or die, the following will occur:

(i)  you will receive any accrued but unpaid base salary and other benefits through the date of termination as well as any benefits under the plans in which you participate that continue beyond termination in accordance with the terms of such plans;

(ii)  you will receive a lump sum payment, less all applicable deductions, equal to the annual performance bonus you would have received, but for your termination, pursuant to the terms of the EBP (or successor plan), pro-rated on the basis of the portion of the calendar year in which you were actually employed by EDS.  You will receive such lump sum payment, if any, at the same time other executives participating in the EBP (or successor plan) receive their bonuses for the year in which you were terminated; and

(iii)  to the extent not already vested, the above-referenced 25,870 stock options, 50,000 restricted stock units and 250,000 stock options shall immediately vest.  (The restrictions on sale applicable to the restricted stock unit grant and the restrictions on exercise applicable to the long-term incentive stock option grant shall continue to apply unless vesting has accelerated as a result of your death or Total Disability.)

On the other hand, if at any time you are involuntarily terminated for Cause or you voluntarily terminate your employment relationship with EDS before the replacement of Michael H. Jordan as the Chief Executive Officer has been designated by the Board, aside from benefits you remain entitled to receive pursuant to the terms and conditions of the EDS Retirement Plan, the EDS Benefit Restoration Plan and the EDS Supplemental Executive Retirement Plan, as well as any other benefits you are entitled to receive pursuant to Section 401(a) of the Internal Revenue Code, including any benefits you are entitled to receive pursuant to EDS 401(k) Plan, you will immediately forfeit all then unvested restricted stock units and/or stock options and receive no further wages or compensation of any form from EDS, including without limitation any then unpaid cash component of the 2003 EBP bonus.

At such time as you cease to be President and Chief Operating Officer of EDS, you shall (unless otherwise requested by the Board) concurrently resign as a director.

Code of Business Conduct/Corporate Governance Guidelines

You will comply with EDS' Code of Business Conduct and EDS' Corporate Governance Guidelines, as they may be modified from time to time.

Miscellaneous

This Letter Agreement, together with your Change of Control Employment Agreement, which is attached as Appendix "E", your Indemnification Agreement, which is attached as Appendix "F", your 2003 Bonus Nonqualified Stock Option Agreement, your Restricted Stock Unit Agreement, your Long-Term Nonqualified Stock Option Agreements and your Equity Related Agreement attached as Appendix "G" (collectively, the "Additional Agreements", which are incorporated herein by reference), constitute the entire agreement between you and EDS with respect to rejoining EDS as a director and officer, and supersede and prevail over all other prior and/or contemporaneous agreements, understandings or representations by or between the parties, whether oral or written, relating to such matter.  The Agreement, dated February 6, 2002, between EDS and you shall be unamended and remain in full force and effect.

With regard to the above-referenced Indemnification Agreement, EDS agrees that to the extent it subsequently provides greater indemnification protection to any other EDS employee or director, it shall likewise offer to provide you with such enhanced indemnification protection.  Similarly, and to the extent EDS provides its senior executives or directors with insurance coverage, it shall provide such coverage to you on terms that are as favorable as are provided to any other EDS employee or director.

Neither this Letter Agreement nor any of the Additional Agreements may be modified or amended, and there shall be no waiver of any of their provisions, except by a written instrument executed by you and approved by the Committee.  To the extent provisions in this Letter Agreement directly conflict with provisions in the Additional Agreements, the provisions in this Letter Agreement shall control; all other provisions of the Additional Agreements (including without limitation Section 8(a) of the Equity Related Agreement) shall apply.

Each of us shall pay our own professional fees and expenses in connection with the preparation of this Letter Agreement and the Additional Agreements.

The term "Grant Date" shall mean the Effective Date, unless such date is not an NYSE trading day, in which event the term "Grant Date" shall mean the first NYSE trading day after the Effective Date.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

If the terms set forth in this Letter Agreement and the Additional Agreements are acceptable, please sign below and return it to me along with the executed Additional Agreements.

Sincerely,

   /S/ C. ROBERT KIDDER

C. Robert Kidder

Chairman, Compensation and Benefits Committee

of the EDS Board of Directors

Enclosures

I ACCEPT THE TERMS OF EMPLOYMENT OUTLINED IN THIS LETTER.

  /S/ JEFFREY M. HELLER                                             April 1, 2003

Jeffrey M. Heller                                                          Date

ANNEX A

"Cause" shall mean: you have (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS' lawful and appropriate policies, directives or orders applicable to EDS employees holding comparable positions that resulted in significant harm to EDS;  (c) willfully and intentionally destroyed or stolen EDS property or falsified EDS documents;  (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS.  For purposes of the definition of Cause, no act or failure to act on your part shall be considered "willful" unless it is done, or omitted to be done, by you intentionally, in bad faith and without reasonable belief that your action(s) or omission(s) was in the best interest of EDS.

"Total Disability" shall be determined by regulation of the Committee from time to time in its sole discretion.  In the absence of any such express determination by the Committee, Total Disability shall have the meaning specified in the EDS Long Term Disability Plan or as specified under applicable law.

Appendix A

ELECTRONIC DATA SYSTEMS CORPORATION

2003 BONUS NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (herein called the "Agreement") is made and entered into effective as of March 20, 2003 (the "Date of Grant"), by and between Electronic Data Systems Corporation, a Delaware corporation ("EDS" or the "Company") and Jeffrey M. Heller ("Grantee").  Except as defined herein, capitalized terms shall have the same meaning ascribed to them under the 2002 Transition Inducement Plan of Electronic Data Systems Corporation, as from time to time amended (the "Plan").  To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

1.         Award of Option.  In order to encourage Grantee's contribution to the successful performance of the Company, Grantee's agreement not to disclose confidential and proprietary information relating to EDS and/or its clients, and in consideration of the performance of future services of Grantee to the Company, EDS hereby awards to Grantee as of the Date of Grant, pursuant to the terms of the Plan and this Agreement, an option (the "Option") to purchase from EDS, at $15.58per share (the "Option Price"), 25,870 shares of EDS Common Stock (the "Option Shares"), subject to the conditions, restrictions and limitations set forth below and in the Plan.  The Option Price and Option Shares are subject to adjustment pursuant to Paragraph 9 below.  The Grantee hereby acknowledges and accepts such grant and agrees to accept the Option and if exercised, acquire shares of EDS Common Stock covered thereby, upon such terms and subject to such conditions, restrictions and limitations contained herein and in the Plan.

2.         Vesting; Conditions to Exercise.

            (a)        Subject to termination of the Option or the earlier vesting of the Option pursuant to Paragraph 3(a) below, on the Vesting Date (as hereinafter defined), Grantee shall become vested in one hundred percent (100%) of the total number of Option Shares, which shall then be considered Vested Option Shares (as hereinafter defined), and with Grantee able to purchase shares of Common Stock covered thereby.

            (b)        Grantee is entitled to purchase at any time or from time to time shares of Common Stock covered by Vested Option Shares during the period commencing on the Vesting Date upon which such Option Shares first become vested and ending at 2:30 P.M., Plano, Texas time, on February 9, 2007.

            (c)        The Option shall be considered exercised as to all or a portion of the Vested Option Shares that Grantee is then entitled to purchase on the first business day on which both (i) and (ii) below have occurred:

            (i)     Receipt of notice by the Secretary of EDS or a designated administrative agent specifying, among other things, the number of Option Shares to be purchased; and

            (ii)    Payment to EDS of the Option Price for each Vested Option Share to be purchased in cash or by means of tendering theretofore owned EDS Common Stock or a combination thereof, provided that such previously owned shares of EDS Common Stock (x) are freely transferable and (y) have been owned by the Grantee for at least six-months prior to the tender thereof.

            (d)        In all cases, exercise of the Option must comply with applicable law.

3.         Effect of Certain Events.

            (a)        If (i) Grantee's employment with the Company is terminated prior to 5:00 P.M., Plano, Texas time, on the Vesting Date because of death, Total Disability, involuntary termination (except for Cause) or voluntary termination after Michael H. Jordan's replacement as Chief Executive Officer of the Company has been designated by the EDS Board of Directors, or (ii) a Change in Control of the Company (as defined in the Change of Control Protection Agreement, dated March xx, 2003, between the Company and Grantee) has occurred then all of the Option Shares shall immediately be deemed to be Vested Option Shares and the Grantee or the Beneficiary (if any) (as hereinafter defined) or the representative of Grantee's estate may purchase some or all of the Vested Option Shares that exist as of and on Grantee's employment termination date, through the period ending at 2:30 P.M., Plano, Texas time, on February 9, 2007.

            (b)        If Grantee's employment with the Company is terminated for Cause or by voluntary termination before Michael H. Jordan's replacement as Chief Executive Officer of the Company has been designated by the EDS Board of Directors, then Grantee's right to vest in the Option Shares granted hereunder shall terminate, without any payment of consideration by the Company to Grantee.

4.         Restrictions on Transfer.  Except as provided in Paragraph 12 of the Plan, the Option granted hereunder to Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise.  Consistent with the foregoing and except as contemplated by Paragraph 5 below, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  If Grantee or Grantee's Beneficiary (if any) after Grantee's death shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder other than as contemplated by Paragraph 5 below, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

5.         Beneficiary Designations.  Grantee may file with the Secretary of EDS, on such form as may be prescribed by EDS, a designation of one or more beneficiaries (each, a "Beneficiary") to whom the right to exercise the Option shall pass in the event of the death of Grantee.  Grantee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of EDS.  If there is no effective Beneficiary designation on file at the time of Grantee's death, or if the designated Beneficiary or Beneficiaries have all predeceased Grantee, the right to exercise the Vested Option Shares and to purchase shares of Common Stock shall be determined in accordance with applicable law.

6.         Withholding Tax Requirements.  To the extent that the grant, delivery, vesting, or exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option, or any other occurrence, results in compensation income to Grantee, Grantee shall deliver to the Company at the time of such grant, vesting, exercise, disposition, or occurrence such amount of money or shares of stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Grantee fails to do so, the Company is authorized to withhold from any cash or Common Stock or other remuneration then or thereafter payable to Grantee any tax required to be withheld by reason of such resulting compensation income.  The Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Common Stock distributable to Grantee at any time, including upon the exercise of this Option, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

7.         Sale and Issuance of EDS Common Stock.  Grantee agrees that Grantee shall not sell the Vested Option Shares and that EDS shall not be obligated to deliver any shares of EDS Common Stock if counsel to EDS determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of EDS with, any securities exchange or association upon which EDS Common Stock is listed or quoted.  EDS shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of EDS Common Stock to comply with any such law, rule, regulation or agreement.  Subject to the foregoing and upon written request of Grantee, the Secretary of EDS shall cause delivery of such shares of EDS Common Stock which Grantee is entitled to receive pursuant to this Agreement, provided, however, that the Company shall not be required to deliver shares of such EDS Common Stock until Grantee has complied with his or her obligations to satisfy the applicable withholding tax requirements pursuant to Paragraph 6 above.

8.         Prerequisites to Benefits.  Neither Grantee nor any person claiming through Grantee shall have any right or interest in the Option awarded hereunder, unless and until all of the terms, conditions and provisions of this Agreement and the Plan which affect Grantee or such other person shall have been complied with as specified herein and therein.  Grantee acknowledges that as a condition to receipt of the grant made hereunder, Grantee shall have delivered to the Company an executed copy of this Nonqualified Stock Option Agreement.

9.         No Rights as a Stockholder Prior to Exercise; No Payment of Dividends or Dividend Equivalents; Adjustments.

            (a)        Grantee shall not have any right, title or interest in, or be entitled to vote or receive distributions in respect of, or otherwise be considered the owner of, any of the Option Shares covered by the Option unless and until Grantee has purchased the shares of Common Stock covered by the Vested Option Shares in respect of such shares in accordance with the terms of this Agreement and has paid the Option Price per share and all applicable withholding taxes in respect of such shares.

            (b)        The Option shall be subject to adjustment (including, without limitation, as to the number of Option Shares and Option Price per share) in the sole discretion of the Board of Directors of EDS and in such manner as the Board of Directors of EDS may deem equitable and appropriate in connection with the occurrence of any of the events described in Section 13 of the Plan following the Date of Grant.

10.        Certain Definitions.  For purposes of this Agreement, the following additional definitions shall be applicable:

"Cause"  shall mean: you have (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS's lawful and appropriate policies, directives or orders applicable to EDS employees holding comparable positions that resulted in significant harm to EDS;  (c) willfully and intentionally destroyed or stolen EDS property or falsified EDS documents;  (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS.  For purposes of the definition of Cause, no act or failure to act on your part shall be considered "willful" unless it is done, or omitted to be done, by you intentionally, in bad faith and without reasonable belief that your action(s) or omission(s) was in the best interest of EDS.

"Total Disability" shall be determined by regulation of the Committee from time to time in its sole discretion.  In the absence of any such express determination by the Committee, Total Disability shall have the meaning specified in the EDS Long Term Disability Plan or as specified under applicable law.

"Vested Option Shares" shall mean shares of EDS Common Stock covered by the Option awarded pursuant to this Agreement which at the time in question Grantee is entitled to receive upon exercise of the Option and fulfillment of any other term and condition applicable to the Grantee under this Agreement and/or the Plan.

"Vesting Date" shall mean February 10, 2004.

11.        Miscellaneous Provisions.  For purposes of this Agreement, the following miscellaneous provisions shall be applicable:

(a)        Receipt and Review of Plan Prospectus.  Grantee acknowledges receipt of a copy of the Plan Prospectus relating thereto and to the Common Stock.  Grantee further acknowledges notice of the terms, conditions, restrictions and limitations contained in the Plan and acknowledges the restrictions set forth in this Agreement.

(b)        Conflicts.  The Company and Grantee agree to be bound by all of the terms, conditions, restrictions and limitations of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without Grantee's consent, adversely affect the rights specifically granted Grantee hereunder.

(c)        Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.  From and after the death of Grantee, the term "Grantee" shall be deemed to include the Beneficiary of Grantee (if any) or the Grantee's estate.

(d)        Notices.  Any notice under this Agreement to the Company shall be addressed to the Secretary of EDS at 5400 Legacy Drive, Plano, Texas 75024-3199 and any notice to Grantee shall be addressed to Grantee at the address listed within the Company employee records system.  However, either party may at any time notify the other in writing of a new address for such purpose.

(e)        Severability.  If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been entered into with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(f)        Headings.  The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(g)        Equitable Relief.  The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, and any such action, including an action seeking specific performance or injunctive relief, may be brought in Plano, Collin County, Texas.

(h)        Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.  Any action, suit or proceeding arising out of any claim against the Company under this Agreement shall be brought exclusively in the federal or state courts located in the state in which the Company has its principal business headquarters.

(i)         Determinations by Committee.  All references in this Agreement to determinations to be made by the Committee shall be deemed to include determinations by any person or persons to whom the Committee may delegate such authority in accordance with the rules adopted thereby.  Notwithstanding anything contained in this Agreement to the contrary, the Committee has complete discretion as to whether or not to make any determinations hereunder, and to the extent it or its delegate does so make any determinations, such determinations are final.

(j)         No Liability.  No member of the Committee or any other person to whom the authority has been delegated shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties or responsibilities under the Plan or this Agreement, except for his or her own willful misconduct or as expressly provided by applicable law.

(k)        Validity of Agreement.  This Agreement shall be valid and binding upon EDS only if and when it has been duly executed (whether manually and/or by electronic signature) by the Grantee.

 (l)       Employment Relationship. Notwithstanding any other provisions of this Agreement and unless contrary to applicable law or the terms of a written contract executed by an officer of EDS, employment with EDS is for an indefinite term and may be ended, with or without cause, at any time by either the Grantee or EDS, with or without previous notice.  Nothing in this document will be construed to oblige EDS to continue Grantee's employment for any particular time or under any particular terms and conditions of employment.

(m)      Data Protection Waiver.  I understand and consent to EDS or its agents or independent contractors appointed to administer the Plan obtaining certain of my personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of my employment and/or residence.

This Agreement has been delivered to Grantee and is being accepted and will be effective only upon execution by the signature of the Grantee and timely delivery to EDS.

GRANTEE:

Jeffrey M. Heller

Date

Appendix B

ELECTRONIC DATA SYSTEMS CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

            This Restricted Stock Unit Agreement (herein called the "Agreement") is made and entered into effective as of March 20, 2003 (the "Date of Grant"), by and between Electronic Data Systems Corporation, a Delaware corporation ("EDS" or the "Company") and Jeffery M. Heller ("Grantee").  Except as defined herein, capitalized terms shall have the same meaning ascribed to them under the 2002 Transition Inducement Plan of Electronic Data Systems Corporation, as from time to time amended (the "Plan").  To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

1.         Award of Restricted Stock Unit.  In order to encourage Grantee's contribution to the successful performance of the Company, and in consideration of the performance of future services of Grantee to the Company, EDS hereby awards to Grantee as of the Date of Grant, pursuant to the terms of the Plan and this Agreement, a Restricted Stock Unit representing the right to acquire 50,000 shares of Common Stock, subject to the conditions, restrictions and limitations set forth below and in the Plan (the "Restricted Stock Unit"). Grantee hereby acknowledges and accepts such grant and agrees to acquire the Restricted Stock Unit and the shares of Common Stock covered thereby upon such terms and subject to such conditions, restrictions and limitations.

2.        Vesting of Restricted Stock Unit and Restrictions on Disposition of Vested Stock.  Except as otherwise set forth in Paragraph 3 below, Grantee shall become vested in and entitled to receive one-hundred percent (100%) of the total number of Restricted Stock Units as Vested Stock (as hereinafter defined) on the Vesting Date (as hereinafter defined) or Early Vesting Date (as hereinafter defined), with 34% of the available shares (net of withholding taxes) becoming available for sale or other disposition immediately, 33% of the available shares becoming available for sale or other disposition on the first anniversary of the Vesting Date or Early Vesting Date and 33% of the net available shares becoming available for sale or disposition on the second anniversary of the Vesting Date or Early Vesting Date.

3.         Effect of Certain Events.

(a)        If (i) Grantee's employment with the Company is terminated at any time prior to 5:00 P.M., Plano, Texas time, on the Vesting Date because of death, Total Disability, involuntary termination (except for Cause) or voluntary termination after Michael H. Jordan's as Chief Executive Officer of the Company has been designated by the EDS Board of Directors or (ii) a Change in Control of the Company (as defined in the Change of Control Protection Agreement, dated March 20, 2003, between the Company and Grantee) has occurred (each, an "Early Vesting Event" and the date of an Early Vesting Event, an "Early Vesting Date"), then upon such Early Vesting Event one-hundred percent (100%) of the Restricted Stock Units will become vested.  Notwithstanding anything to the contrary contained in Paragraph 2, if the Early Vesting Event is death or Total Disability, 100% of the available shares (net of withholding for taxes) shall become available for sale or other disposition immediately.

(b)        If Grantee's employment with the Company is terminated for Cause or by voluntary termination before the Michael H. Jordan's replacement as Chief Executive Officer of the Company has been designated by the EDS Board of Directors, then Grantee's right to vest in the Restricted Stock Units granted hereunder shall terminate, without any payment of consideration by the Company to Grantee.

4.         Restrictions on Transfer.  Except as provided in Paragraph 12 of the Plan, the Restricted Stock Unit granted hereunder to Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise.  Consistent with the foregoing and except as contemplated by Paragraph 5 below, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  If Grantee or Grantee's Beneficiary (if any) after Grantee's death shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder other than as contemplated by Paragraph 5 below, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

5.         Beneficiary Designations.  Grantee may file with the Secretary of EDS, on such form as may be prescribed by EDS, a designation of one or more beneficiaries (each, a "Beneficiary") to whom shares otherwise due Grantee shall be distributed in the event of the death of Grantee while serving in the employ of the Company.  Grantee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of EDS.  If any designated Beneficiary survives Grantee but dies before receiving all of Grantee's benefits hereunder, any remaining benefits due Grantee shall be distributed to the deceased Grantee's estate.  If there is no effective Beneficiary designation on file at the time of Grantee's death, or if the designated Beneficiary or Beneficiaries have all predeceased Grantee, the payment of any remaining benefits shall be made to Grantee's estate.

6.         Withholding Tax Requirements.  Following such date on which shares covered by the Restricted Stock Unit shall have become Vested Stock pursuant to this Agreement, EDS shall deliver to Grantee a notice specifying such amounts as Grantee is required to pay to satisfy applicable tax withholding requirements.  In the event that the Company does not exercise its right to withhold shares of stock at the time of vesting to cover such tax withholding requirements as provided in the Plan, Grantee hereby agrees that Grantee shall either: (i) deliver to EDS by the due date specified in such notice a check equal to the amount set forth in such notice or (ii) make other appropriate arrangements acceptable to EDS to satisfy such tax withholding requirements.  Failure by Grantee to comply with the foregoing shall entitle EDS, in its sole discretion, to authorize the sale of a sufficient number of shares of Vested Stock owned by Grantee in order to satisfy such withholding requirements; provided however, that the Company shall not be liable for determining the exact amount of such taxes, for selling shares in excess of that required to satisfy such tax obligation, nor for obtaining the highest sales price for any such shares.

7.         Sale and Issuance of Common Stock.  Grantee agrees that Grantee shall not sell the Vested Stock and that EDS shall not be obligated to deliver any shares of Common Stock if counsel to EDS determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of EDS with, any securities exchange or association upon which the Common Stock is listed or quoted.  EDS shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.  Subject to the foregoing and upon written request of Grantee, the Secretary of EDS shall cause certificates for those shares of Vested Stock which Grantee is entitled to receive pursuant to this Agreement to be delivered to Grantee; provided, however, that the Company shall not be required to deliver certificates for such Vested Stock until Grantee has complied with his or her obligations to satisfy the applicable withholding tax requirements pursuant to Paragraph 6 above.

8.         Prerequisites to Benefits.  Neither Grantee nor any person claiming through Grantee shall have any right or interest in the shares of Common Stock covered by the Restricted Stock Unit awarded hereunder, unless and until all of the terms, conditions and provisions of this Agreement and the Plan which affect Grantee or such other person shall have been complied with as specified herein and therein.  Grantee acknowledges that as a condition to receipt of the grant made hereunder, Grantee shall have delivered to the Company an executed copy of this Restricted Stock Unit Agreement and an executed Equity Related Agreement (as hereinafter defined).

9.         No Rights as a Stockholder Prior to Vesting; Payment of Dividend Equivalents.  Grantee shall not have any right, title or interest in, or be entitled to vote or receive distributions in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the Restricted Stock Unit until such shares have become Vested Stock pursuant to Paragraphs 2 or 3 above.  Notwithstanding the foregoing, upon each dividend payment date for the Common Stock, Grantee shall be entitled to receive dividend equivalents in respect of the shares of Common Stock covered by the Restricted Stock Unit to the extent that such shares were not Vested Stock on the corresponding record date for such dividend payment (and provided that such record date was on or after the Date of Grant) in an amount in cash equal to the amount of any cash dividend which otherwise would have been paid to Grantee in respect of such shares if such shares had been issued for the benefit of Grantee on such record date.

10.          Certain Definitions.  For purposes of this Agreement, the following additional definitions shall be applicable:

"Vesting Date" shall mean March 20, 2006.

"Cause" shall mean: you have (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS's lawful and appropriate policies, directives or orders applicable to EDS employees holding comparable positions that resulted in significant harm to EDS;  (c) willfully and intentionally destroyed or stolen EDS property or falsified EDS documents;  (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS.  For purposes of the definition of Cause, no act or failure to act on your part shall be considered "willful" unless it is done, or omitted to be done, by you intentionally, in bad faith and without reasonable belief that your action(s) or omission(s) was in the best interest of EDS.

"Equity Related Agreement" shall mean an agreement between the Company and the Grantee associated with the grant of Shares evidenced by this Agreement which contains terms, condition and provisions regarding one or more of (a) competition by the Grantee with the Company; (b) maintenance of confidentiality of the Company's and/or clients' information; and (c) such other matters deemed necessary, desirable or appropriate by the Company for such an agreement in view of the rights and benefits conveyed in connection with the grant evidenced by this Agreement.

"Total Disability" shall be determined by regulation of the Committee from time to time in its sole discretion.  In the absence of any such express determination by the Committee, Total Disability shall have the meaning specified in the EDS Long Term Disability Plan or as specified under applicable law.

"Vested Stock" shall mean shares of Common Stock covered by the Restricted Stock Unit awarded pursuant to this Agreement which at the time of vesting will become Vested Stock which Grantee is entitled to receive in Grantee's name and issued for the benefit of Grantee in accordance with the sale and disposition terms of this Agreement.

11.        Miscellaneous Provisions.  For purposes of this Agreement, the following miscellaneous provisions shall be applicable:

(a)        Receipt and Review of Plan and Prospectus.  Grantee acknowledges receipt of a copy of the Plan, together with the Prospectus relating thereto and to the Common Stock. Grantee further acknowledges notice of the terms, conditions, restrictions and limitations contained in the Plan and acknowledges the restrictions set forth in this Agreement.

(b)        Conflicts.  The Company and Grantee agree to be bound by all of the terms, conditions, restrictions and limitations of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without Grantee's consent, adversely affect the rights specifically granted Grantee hereunder.

(c)        Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.  From and after the death of Grantee, the term "Grantee" shall be deemed to include the Beneficiary of Grantee (if any) or the Grantee's estate.

(d)        Notices.  Any notice under this Agreement to the Company shall be addressed to the Secretary of EDS at 5400 Legacy Drive, Plano, Texas 75024-3199, and any notice to Grantee shall be addressed to Grantee at the address listed within the Company Grantee records system.  However, either party may at any time notify the other in writing of a new address for such purpose.

(e)        Severability.  If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been entered into with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(f)        Headings.  The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(g)        Equitable Relief.  The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, and any such action, including an action seeking specific performance or injunctive relief, may be brought in Plano, Collin County, Texas.

(h)        Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.  Any action, suit or proceeding arising out of any claim against the Company under this Agreement shall be brought exclusively in the federal or state courts located in the state in which EDS has its principal business headquarters.

(i)         Determinations by Committee.  All references in this Agreement to determinations to be made by the Committee shall be deemed to include determinations by any person or persons to whom the Committee may delegate such authority in accordance with the rules adopted thereby.  Notwithstanding anything contained in this Agreement to the contrary, the Committee has complete discretion as to whether or not to make any determinations hereunder and to the extent it does so make any determinations, such determinations are final.

(j)         No Liability.  No member of the Committee or any other person to whom the authority has been delegated shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties or responsibilities under the Plan or this Agreement, except for his or her own willful misconduct or as expressly provided by applicable law.

(k)        Validity of Agreement.  This Agreement shall be valid and binding upon EDS only if and when it has been duly executed (whether manually and/or by electronic signature) by the Grantee.

(l)         Employment Relationship. Notwithstanding any other provisions of this Agreement and unless contrary to applicable law or the terms of a written contract executed by an officer of EDS, employment with EDS is for an indefinite term and may be ended, with or without cause (as hereinafter defined), at any time by either the Grantee or EDS, with or without previous notice.  Nothing in this document will be construed to oblige EDS to continue Grantee's employment for any particular time or under any particular terms and conditions of employment.

(m)       Data Protection Waiver.  I understand and consent to EDS or its agents or independent contractors appointed to administer the Plan obtaining certain of my personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of my employment and/or residence.

This Agreement has been delivered to Grantee and is being accepted and will be effective only upon execution by the signature of the Grantee and timely delivery to EDS.

GRANTEE:

Jeffrey M. Heller

Date

Appendix C

ELECTRONIC DATA SYSTEMS CORPORATION

LONG-TERM FAIR MARKET VALUE NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (herein called the "Agreement") is made and entered into effective as of March 20, 2003 (the "Date of Grant"), by and between Electronic Data Systems Corporation, a Delaware corporation ("EDS" or the "Company") and Jeffrey M. Heller ("Grantee").  Except as defined herein, capitalized terms shall have the same meaning ascribed to them under the 2002 Transition Inducement Plan, as from time to time amended (the "Plan").  To the extent that any provision of this Agreement conflicts with the express terms of the Plan of Electronic Data Systems Corporation, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

1.        Award of Option.  In order to encourage Grantee's contribution to the successful performance of the Company, Grantee's agreement not to disclose confidential and proprietary information relating to EDS and/or its clients, and in consideration of the performance of future services of Grantee to the Company, EDS hereby awards to Grantee as of the Date of Grant, pursuant to the terms of the Plan and this Agreement, an option (the "Option") to purchase from EDS, at $15.58 per share (the "Option Price"), 125,000 shares of EDS Common Stock (the "Option Shares"), subject to the conditions, restrictions and limitations set forth below and in the Plan.  The Option Price and Option Shares are subject to adjustment pursuant to Paragraph 9 below.  The Grantee hereby acknowledges and accepts such grant and agrees to accept the Option and if exercised, acquire shares of EDS Common Stock covered thereby, upon such terms and subject to such conditions, restrictions and limitations contained herein and in the Plan.

2.       Vesting; Conditions to Exercise.

(a)        Except as otherwise set forth in Paragraph 3(b) below, on the Vesting Date (as hereinafter defined) or Early Vesting Date (as hereinafter defined), Grantee shall become vested in one hundred percent (100%) of the total number of Option Shares, which shall then be considered Vested Option Shares (as hereinafter defined).

(b)        Grantee is entitled to purchase at any time, or from time to time, 41,667 shares of Common Stock covered by Vested Option Shares during the period commencing on the Vesting Date or Early Vesting Date and ending at 2:30 P.M., Plano, Texas time, on the tenth (10th) anniversary of the Date of Grant.

(c)        Grantee is entitled to purchase at any time, or from time to time, 41,667 shares of Common Stock covered by Vested Option Shares during the period commencing on the first anniversary of the Vesting Date or Early Vesting Date and ending at 2:30 P.M., Plano, Texas time, on the tenth (10th) anniversary of the Date of Grant.

(d)        Grantee is entitled to purchase at any time, or from time to time, 41,666 shares of Common Stock covered by Vested Option Shares during the period commencing on the second anniversary of the Vesting Date or Early Vesting Date and ending at 2:30 P.M., Plano, Texas time, on the tenth (10th) anniversary of the Date of Grant.

(e)        The Option shall be considered exercised as to all or a portion of the Vested Option Shares that Grantee is then entitled to purchase on the first business day on which both (i) and (ii) below have occurred:

(ii)        Receipt of notice by the Secretary of EDS or a designated administrative agent specifying, among other things, the number of Option Shares to be purchased; and

(ii)        Payment to EDS of the Option Price for each Vested Option Share to be purchased in cash or by means of tendering theretofore owned EDS Common Stock or a combination thereof, provided that such previously owned shares of EDS Common Stock (x) are freely transferable and (y) have been owned by the Grantee for at least six-months prior to the tender thereof.

(f)            In all cases, exercise of the Option must comply with applicable law.

3.       Effect of Certain Events.

(a)           If (i) Grantee's employment with the Company is terminated prior to 5:00 P.M., Plano, Texas time, on the Vesting Date because of death, Total Disability, involuntary termination (except for Cause) or voluntary termination after Michael H. Jordan's replacement as Chief Executive Officer has been designated by the EDS Board of Directors, or (ii) a change in control of the Company (as defined in the Change of Control Protection Agreement, dated March 20, 2003) has occurred (each, an "Early Vesting Event" and the date of an Early Vesting Event, the "Early Vesting Date"), then all of the Option Shares shall immediately be deemed to be Vested Option Shares.  Notwithstanding anything to the contrary contained in Paragraphs 2(b), (c) and (d) above, if the Early Vesting Event is death or Total Disability, Grantee shall be entitled to purchase at any time, or from time to time, all shares of Common Stock covered by the Vested Option Shares during the period commencing on the Early Vesting Date and ending at 2:30 P.M., Plano Texas time, on the tenth (10th) anniversary of the Date of Grant.

(b)           If Grantee's employment with the Company is terminated for Cause or by voluntary termination before Michael H. Jordan's replacement as Chief Executive Officer has been designated by the EDS Board of Directors, then Grantee's right to vest in the Option Shares granted hereunder shall terminate, without any payment of consideration by the Company to Grantee.

4.        Restrictions on Transfer.  Except as provided in Paragraph 12 of the Plan, the Option granted hereunder to Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise.  Consistent with the foregoing and except as contemplated by Paragraph 5 below, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  If Grantee or Grantee's Beneficiary (if any) after Grantee's death shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder other than as contemplated by Paragraph 5 below, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

5.        Beneficiary Designations.  Grantee may file with the Secretary of EDS, on such form as may be prescribed by EDS, a designation of one or more beneficiaries (each, a "Beneficiary") to whom the right to exercise the Option shall pass in the event of the death of Grantee.  Grantee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of EDS.  If there is no effective Beneficiary designation on file at the time of Grantee's death, or if the designated Beneficiary or Beneficiaries have all predeceased Grantee, the right to exercise the Vested Option Shares and to purchase shares of Common Stock shall be determined in accordance with applicable law.

6.        Withholding Tax Requirements.  To the extent that the grant, delivery, vesting, or exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option, or any other occurrence, results in compensation income to Grantee, Grantee shall deliver to the Company at the time of such grant, vesting, exercise, disposition, or occurrence such amount of money or shares of stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Grantee fails to do so, the Company is authorized to withhold from any cash or Common Stock or other remuneration then or thereafter payable to Grantee any tax required to be withheld by reason of such resulting compensation income.  The Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Common Stock distributable to Grantee at any time, including upon the exercise of this Option, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

7.        Sale and Issuance of EDS Common Stock.  Grantee agrees that Grantee shall not sell the Vested Option Shares and that EDS shall not be obligated to deliver any shares of EDS Common Stock if counsel to EDS determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of EDS with, any securities exchange or association upon which EDS Common Stock is listed or quoted.  EDS shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of EDS Common Stock to comply with any such law, rule, regulation or agreement.  Subject to the foregoing and upon written request of Grantee, the Secretary of EDS shall cause delivery of such shares of EDS Common Stock which Grantee is entitled to receive pursuant to this Agreement, provided, however, that the Company shall not be required to deliver shares of such EDS Common Stock until Grantee has complied with his or her obligations to satisfy the applicable withholding tax requirements pursuant to Paragraph 6 above.

8.        Prerequisites to Benefits.  Neither Grantee nor any person claiming through Grantee shall have any right or interest in the Option awarded hereunder, unless and until all of the terms, conditions and provisions of this Agreement and the Plan which affect Grantee or such other person shall have been complied with as specified herein and therein.  Grantee acknowledges that as a condition to receipt of the grant made hereunder, Grantee shall have delivered to the Company an executed copy of this Nonqualified Stock Option Agreement and an executed Equity Related Agreement (hereinafter defined).

9.        No Rights as a Stockholder Prior to Exercise; No Payment of Dividends or Dividend Equivalents; Adjustments.

(a)        Grantee shall not have any right, title or interest in, or be entitled to vote or receive distributions in respect of, or otherwise be considered the owner of, any of the Option Shares covered by the Option unless and until Grantee has purchased the shares of Common Stock covered by the Vested Option Shares in respect of such shares in accordance with the terms of this Agreement and has paid the Option Price per share and all applicable withholding taxes in respect of such shares.

(b)        The Option shall be subject to adjustment (including, without limitation, as to the number of Option Shares and Option Price per share) in the sole discretion of the Board of Directors of EDS and in such manner as the Board of Directors of EDS may deem equitable and appropriate in connection with the occurrence of any of the events described in Section 13 of the Plan following the Date of Grant.

10.        Certain Definitions.  For purposes of this Agreement, the following additional definitions shall be applicable:

"Cause" shall mean: you have (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS's lawful and appropriate policies, directives or orders applicable to EDS employees holding comparable positions that resulted in significant harm to EDS;  (c) willfully and intentionally destroyed or stolen EDS property or falsified EDS documents;  (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS.  For purposes of the definition of Cause, no act or failure to act on your part shall be considered "willful" unless it is done, or omitted to be done, by you intentionally, in bad faith and without reasonable belief that your action(s) or omission(s) was in the best interest of EDS.

"Equity Related Agreement" shall mean an agreement between the Company and the Grantee associated with the grant of Option Shares evidenced by this Agreement which contains terms, condition and provisions regarding one or more of (a) competition by the Grantee with the Company; (b) maintenance of confidentiality of the Company's and/or clients' information; and (c) such other matters deemed necessary, desirable or appropriate by the Company for such an agreement in view of the rights and benefits conveyed in connection with the grant evidenced by this Agreement.

"Total Disability" shall be determined by regulation of the Committee from time to time in its sole discretion.  In the absence of any such express determination by the Committee, Total Disability shall have the meaning specified in the EDS Long Term Disability Plan or as specified under applicable law.

"Vested Option Shares" shall mean shares of EDS Common Stock covered by the Option awarded pursuant to this Agreement which the Grantee is entitled to receive upon exercise of the Option and fulfillment of any other term and condition applicable to the Grantee under this Agreement and/or the Plan.

"Vesting Date" shall mean March 20, 2006.

11.        Miscellaneous Provisions.  For purposes of this Agreement, the following miscellaneous provisions shall be applicable:

(a)        Receipt and Review of Plan Prospectus.  Grantee acknowledges receipt of a copy of the Plan Prospectus relating thereto and to the Common Stock.  Grantee further acknowledges notice of the terms, conditions, restrictions and limitations contained in the Plan and acknowledges the restrictions set forth in this Agreement.

(b)        Conflicts.  The Company and Grantee agree to be bound by all of the terms, conditions, restrictions and limitations of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without Grantee's consent, adversely affect the rights specifically granted Grantee hereunder.

(c)        Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.  From and after the death of Grantee, the term "Grantee" shall be deemed to include the Beneficiary of Grantee (if any) or the Grantee's estate.

(d)        Notices.  Any notice under this Agreement to the Company shall be addressed to the Secretary of EDS at 5400 Legacy Drive, Plano, Texas 75024-3199 and any notice to Grantee shall be addressed to Grantee at the address listed within the Company employee records system.  However, either party may at any time notify the other in writing of a new address for such purpose.

(e)        Severability.  If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been entered into with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(f)        Headings.  The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(g)        Equitable Relief.  The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, and any such action, including an action seeking specific performance or injunctive relief, may be brought in Plano, Collin County, Texas.

(h)        Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.  Any action, suit or proceeding arising out of any claim against the Company under this Agreement shall be brought exclusively in the federal or state courts located in the state in which the Company has its principal business headquarters.

(i)        Determinations by Committee.  All references in this Agreement to determinations to be made by the Committee shall be deemed to include determinations by any person or persons to whom the Committee may delegate such authority in accordance with the rules adopted thereby.  Notwithstanding anything contained in this Agreement to the contrary, the Committee has complete discretion as to whether or not to make any determinations hereunder, and to the extent it or its delegate does so make any determinations, such determinations are final.

(j)        No Liability.  No member of the Committee or any other person to whom the authority has been delegated shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties or responsibilities under the Plan or this Agreement, except for his or her own willful misconduct or as expressly provided by applicable law.

(k)        Validity of Agreement.  This Agreement shall be valid and binding upon EDS only if and when it has been duly executed (whether manually and/or by electronic signature) by the Grantee.

(l)        Employment Relationship. Notwithstanding any other provisions of this Agreement and unless contrary to applicable law or the terms of a written contract executed by an officer of EDS, employment with EDS is for an indefinite term and may be ended, with or without cause, at any time by either the Grantee or EDS, with or without previous notice.  Nothing in this document will be construed to oblige EDS to continue Grantee's employment for any particular time or under any particular terms and conditions of employment.

(m)      Data Protection Waiver.  I understand and consent to EDS or its agents or independent contractors appointed to administer the Plan obtaining certain of my personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of my employment and/or residence.

This Agreement has been delivered to Grantee and is being accepted and will be effective only upon execution by the signature of the Grantee and timely delivery to EDS.

GRANTEE:

Jeffrey M. Heller

Date

Appendix D

ELECTRONIC DATA SYSTEMS CORPORATION

LONG-TERM NONQUALIFIED PREMIUM STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (herein called the "Agreement") is made and entered into effective as of March 20, 2003 (the "Date of Grant"), by and between Electronic Data Systems Corporation, a Delaware corporation ("EDS" or the "Company") and Jeffrey M. Heller ("Grantee").  Except as defined herein, capitalized terms shall have the same meaning ascribed to them under the 2002 Transition Inducement Plan, as from time to time amended (the "Plan").  To the extent that any provision of this Agreement conflicts with the express terms of the Plan of Electronic Data Systems Corporation, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

1.         Award of Option.  In order to encourage Grantee's contribution to the successful performance of the Company, Grantee's agreement not to disclose confidential and proprietary information relating to EDS and/or its clients, and in consideration of the performance of future services of Grantee to the Company, EDS hereby awards to Grantee as of the Date of Grant, pursuant to the terms of the Plan and this Agreement, an option (the "Option") to purchase from EDS, at $20.254 per share (the "Option Price"), 125,000 shares of EDS Common Stock (the "Option Shares"), subject to the conditions, restrictions and limitations set forth below and in the Plan.  The Option Price and Option Shares are subject to adjustment pursuant to Paragraph 9 below.  The Grantee hereby acknowledges and accepts such grant and agrees to accept the Option and if exercised, acquire shares of EDS Common Stock covered thereby, upon such terms and subject to such conditions, restrictions and limitations contained herein and in the Plan.

2.        Vesting; Conditions to Exercise.

(a)        Except as otherwise set forth in Paragraph 3(b) below, on the Vesting Date (as hereinafter defined) or Early Vesting Date (as hereinafter defined), Grantee shall become vested in one hundred percent (100%) of the total number of Option Shares, which shall then be considered Vested Option Shares (as hereinafter defined).

(b)        Grantee is entitled to purchase at any time, or from time to time, 41,667 shares of Common Stock covered by Vested Option Shares during the period commencing on the Vesting Date or Early Vesting Date and ending at 2:30 P.M., Plano, Texas time, on the tenth (10th) anniversary of the Date of Grant.

(c)        Grantee is entitled to purchase at any time, or from time to time, 41,667 shares of Common Stock covered by Vested Option Shares during the period commencing on the first anniversary of the Vesting Date or Early Vesting Date and ending at 2:30 P.M., Plano, Texas time, on the tenth (10th) anniversary of the Date of Grant.

(d)        Grantee is entitled to purchase at any time, or from time to time, 41,666 shares of Common Stock covered by Vested Option Shares during the period commencing on the second anniversary of the Vesting Date or Early Vesting Date and ending at 2:30 P.M., Plano, Texas time, on the tenth (10th) anniversary of the Date of Grant.

(e)        The Option shall be considered exercised as to all or a portion of the Vested Option Shares that Grantee is then entitled to purchase on the first business day on which both (i) and (ii) below have occurred:

(i)        Receipt of notice by the Secretary of EDS or a designated administrative agent specifying, among other things, the number of Option Shares to be purchased; and

(ii)        Payment to EDS of the Option Price for each Vested Option Share to be purchased in cash or by means of tendering theretofore owned EDS Common Stock or a combination thereof, provided that such previously owned shares of EDS Common Stock (x) are freely transferable and (y) have been owned by the Grantee for at least six-months prior to the tender thereof.

(f)        In all cases, exercise of the Option must comply with applicable law.

3.        Effect of Certain Events.

(a)        If (i) Grantee's employment with the Company is terminated prior to 5:00 P.M., Plano, Texas time, on the Vesting Date because of death, Total Disability, involuntary termination (except for Cause) or voluntary termination after Michael H. Jordan's replacement as Chief Executive Officer has been designated by the EDS Board of Directors, or (ii) a change in control of the Company (as defined in the Change of Control Protection Agreement, dated March 20, 2003) has occurred (each, an "Early Vesting Event" and the date of an Early Vesting Event, the "Early Vesting Date"), then all of the Option Shares shall immediately be deemed to be Vested Option Shares.  Notwithstanding anything to the contrary contained in Paragraphs 2(b), (c) and (d) above, if the Early Vesting Event is death or Total Disability, Grantee shall be entitled to purchase at any time, or from time to time, all shares of Common Stock covered by the Vested Option Shares during the period commencing on the Early Vesting Date and ending at 2:30 P.M., Plano Texas time, on the tenth (10th) anniversary of the Date of Grant.

(b)           If Grantee's employment with the Company is terminated for Cause or by voluntary termination before Michael H. Jordan's replacement as Chief Executive Officer has been designated by the EDS Board of Directors, then Grantee's right to vest in the Option Shares granted hereunder shall terminate, without any payment of consideration by the Company to Grantee.

4.        Restrictions on Transfer.  Except as provided in Paragraph 12 of the Plan, the Option granted hereunder to Grantee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise.  Consistent with the foregoing and except as contemplated by Paragraph 5 below, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  If Grantee or Grantee's Beneficiary (if any) after Grantee's death shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder other than as contemplated by Paragraph 5 below, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

5.        Beneficiary Designations.  Grantee may file with the Secretary of EDS, on such form as may be prescribed by EDS, a designation of one or more beneficiaries (each, a "Beneficiary") to whom the right to exercise the Option shall pass in the event of the death of Grantee.  Grantee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of EDS.  If there is no effective Beneficiary designation on file at the time of Grantee's death, or if the designated Beneficiary or Beneficiaries have all predeceased Grantee, the right to exercise the Vested Option Shares and to purchase shares of Common Stock shall be determined in accordance with applicable law.

6.        Withholding Tax Requirements.  To the extent that the grant, delivery, vesting, or exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option, or any other occurrence, results in compensation income to Grantee, Grantee shall deliver to the Company at the time of such grant, vesting, exercise, disposition, or occurrence such amount of money or shares of stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Grantee fails to do so, the Company is authorized to withhold from any cash or Common Stock or other remuneration then or thereafter payable to Grantee any tax required to be withheld by reason of such resulting compensation income.  The Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Common Stock distributable to Grantee at any time, including upon the exercise of this Option, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

7.        Sale and Issuance of EDS Common Stock.  Grantee agrees that Grantee shall not sell the Vested Option Shares and that EDS shall not be obligated to deliver any shares of EDS Common Stock if counsel to EDS determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of EDS with, any securities exchange or association upon which EDS Common Stock is listed or quoted.  EDS shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of EDS Common Stock to comply with any such law, rule, regulation or agreement.  Subject to the foregoing and upon written request of Grantee, the Secretary of EDS shall cause delivery of such shares of EDS Common Stock which Grantee is entitled to receive pursuant to this Agreement, provided, however, that the Company shall not be required to deliver shares of such EDS Common Stock until Grantee has complied with his or her obligations to satisfy the applicable withholding tax requirements pursuant to Paragraph 6 above.

8.        Prerequisites to Benefits.  Neither Grantee nor any person claiming through Grantee shall have any right or interest in the Option awarded hereunder, unless and until all of the terms, conditions and provisions of this Agreement and the Plan which affect Grantee or such other person shall have been complied with as specified herein and therein.  Grantee acknowledges that as a condition to receipt of the grant made hereunder, Grantee shall have delivered to the Company an executed copy of this Nonqualified Stock Option Agreement and an executed Equity Related Agreement (hereinafter defined).

9.        No Rights as a Stockholder Prior to Exercise; No Payment of Dividends or Dividend Equivalents; Adjustments.

(a)        Grantee shall not have any right, title or interest in, or be entitled to vote or receive distributions in respect of, or otherwise be considered the owner of, any of the Option Shares covered by the Option unless and until Grantee has purchased the shares of Common Stock covered by the Vested Option Shares in respect of such shares in accordance with the terms of this Agreement and has paid the Option Price per share and all applicable withholding taxes in respect of such shares.

(b)        The Option shall be subject to adjustment (including, without limitation, as to the number of Option Shares and Option Price per share) in the sole discretion of the Board of Directors of EDS and in such manner as the Board of Directors of EDS may deem equitable and appropriate in connection with the occurrence of any of the events described in Section 13 of the Plan following the Date of Grant.

10.        Certain Definitions.  For purposes of this Agreement, the following additional definitions shall be applicable:

"Cause" shall mean: you have (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS's lawful and appropriate policies, directives or orders applicable to EDS employees holding comparable positions that resulted in significant harm to EDS;  (c) willfully and intentionally destroyed or stolen EDS property or falsified EDS documents;  (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS.  For purposes of the definition of Cause, no act or failure to act on your part shall be considered "willful" unless it is done, or omitted to be done, by you intentionally, in bad faith and without reasonable belief that your action(s) or omission(s) was in the best interest of EDS.

"Equity Related Agreement" shall mean an agreement between the Company and the Grantee associated with the grant of Option Shares evidenced by this Agreement which contains terms, condition and provisions regarding one or more of (a) competition by the Grantee with the Company; (b) maintenance of confidentiality of the Company's and/or clients' information; and (c) such other matters deemed necessary, desirable or appropriate by the Company for such an agreement in view of the rights and benefits conveyed in connection with the grant evidenced by this Agreement.

"Total Disability" shall be determined by regulation of the Committee from time to time in its sole discretion.  In the absence of any such express determination by the Committee, Total Disability shall have the meaning specified in the EDS Long Term Disability Plan or as specified under applicable law.

"Vested Option Shares" shall mean shares of EDS Common Stock covered by the Option awarded pursuant to this Agreement which the Grantee is entitled to receive upon exercise of the Option and fulfillment of any other term and condition applicable to the Grantee under this Agreement and/or the Plan.

"Vesting Date" shall mean March 20, 2003.

11.          Miscellaneous Provisions.  For purposes of this Agreement, the following miscellaneous provisions shall be applicable:

(a)        Receipt and Review of Plan Prospectus.  Grantee acknowledges receipt of a copy of the Plan Prospectus relating thereto and to the Common Stock.  Grantee further acknowledges notice of the terms, conditions, restrictions and limitations contained in the Plan and acknowledges the restrictions set forth in this Agreement.

(b)        Conflicts.  The Company and Grantee agree to be bound by all of the terms, conditions, restrictions and limitations of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without Grantee's consent, adversely affect the rights specifically granted Grantee hereunder.

(c)        Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.  From and after the death of Grantee, the term "Grantee" shall be deemed to include the Beneficiary of Grantee (if any) or the Grantee's estate.

(d)        Notices.  Any notice under this Agreement to the Company shall be addressed to the Secretary of EDS at 5400 Legacy Drive, Plano, Texas 75024-3199 and any notice to Grantee shall be addressed to Grantee at the address listed within the Company employee records system.  However, either party may at any time notify the other in writing of a new address for such purpose.

(e)        Severability.  If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been entered into with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(f)        Headings.  The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(g)        Equitable Relief.  The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, and any such action, including an action seeking specific performance or injunctive relief, may be brought in Plano, Collin County, Texas.

(h)        Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.  Any action, suit or proceeding arising out of any claim against the Company under this Agreement shall be brought exclusively in the federal or state courts located in the state in which the Company has its principal business headquarters.

(i)        Determinations by Committee.  All references in this Agreement to determinations to be made by the Committee shall be deemed to include determinations by any person or persons to whom the Committee may delegate such authority in accordance with the rules adopted thereby.  Notwithstanding anything contained in this Agreement to the contrary, the Committee has complete discretion as to whether or not to make any determinations hereunder, and to the extent it or its delegate does so make any determinations, such determinations are final.

(j)        No Liability.  No member of the Committee or any other person to whom the authority has been delegated shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties or responsibilities under the Plan or this Agreement, except for his or her own willful misconduct or as expressly provided by applicable law.

(k)        Validity of Agreement.  This Agreement shall be valid and binding upon EDS only if and when it has been duly executed (whether manually and/or by electronic signature) by the Grantee.

(l)        Employment Relationship. Notwithstanding any other provisions of this Agreement and unless contrary to applicable law or the terms of a written contract executed by an officer of EDS, employment with EDS is for an indefinite term and may be ended, with or without cause, at any time by either the Grantee or EDS, with or without previous notice.  Nothing in this document will be construed to oblige EDS to continue Grantee's employment for any particular time or under any particular terms and conditions of employment.

 (m)        Data Protection Waiver.  I understand and consent to EDS or its agents or independent contractors appointed to administer the Plan obtaining certain of my personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of my employment and/or residence.

This Agreement has been delivered to Grantee and is being accepted and will be effective only upon execution by the signature of the Grantee and timely delivery to EDS.

GRANTEE:

Jeffrey M. Heller

Date

Appendix E

CHANGE OF CONTROL

AGREEMENT

This AGREEMENT (this "Agreement") by and between Electronic Data Systems Corporation, a Delaware corporation (the "Company"), and Jeffrey M. Heller (the "Executive"), dated as of the 20th day of March, 2003 (the "Agreement Effective Date").

1.        Obligations of the Company Upon a Change of Control.  Upon the consummation of a Change of Control of the Company, the Company shall pay or provide to or in respect of the Executive the following amounts and benefits:

(a)        in a lump sum in cash within 10 days after the date of the Change of Control, an amount equal to the sum of (1) the Executive's unpaid Annual Base Salary through the date of the Change of Control, (2) any deferred compensation previously awarded to or earned by the Executive (together with any accrued interest or earnings thereon) and (3) any compensation for unused vacation time for which the Executive is eligible in accordance with the plans, policies, programs and practices of the Company and its affiliated companies applicable to the Executive immediately prior to the Agreement Effective Date, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligation");

(b)        to the extent not already paid, in a lump sum in cash equal to the sum of (x) the base salary the Executive would have received had the Executive remained employed by the Company until March 20, 2004 and (y) the guaranteed cash component of the Executive's 2003 bonus as provided in the Employment Agreement, plus the Executive's pro rata portion of any cash amount payable under the Company's 2003 Executive Bonus Plan in excess of the guaranteed cash component (the "Excess Cash Component") (calculated using as the period of employment that period from January 1, 2003 through the date of termination in 2003), provided that if the Excess Cash Component has not been determined on the date of payment of such guaranteed cash component, then the Company shall pay to the Executive the Excess Cash Component within two business days after the date that the Excess Cash Component is determined by the Company; and

(c)        to the extent not already vested, the 25,870 stock options, 50,000 restricted stock units (the "RSU Grant") and 250,000 stock options (the "LTI Stock Option Grant") granted to the Executive under the Employment Agreement shall immediately vest.  The restrictions set forth in the Employment Agreement on sale applicable to the RSU Grant and the restrictions set forth in the Employment Agreement on exercise applicable to the LTI Stock Option Grant shall continue to apply.

2.        Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies.  Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the date a Change of Control of the Company is consummated shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as such plan, policy, practice or program is superseded by this Agreement.

3.        Full Settlement.  The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, mitigation or other claim, right or action which the Company may have against the Executive or others.  The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any such payment pursuant to this Agreement), plus in each case interest on any delayed payment at the Applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code.

4.        Certain Additional Payments by the Company.

(a)        Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any accelerated vesting, payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross‑Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross‑Up Payment, the Executive retains an amount of the Gross‑Up Payment equal to the Excise Tax imposed upon the Payments.  Executive  acknowledges that the Gross-Up Payment can be withheld from Executive by the Company and, instead, paid to the Internal Revenue Service on behalf of the Executive.

(b)        Subject to the provisions of Section 4(c), all determinations required to be made under this Section 4, including whether and when Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG  (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to the Executive a written opinion (the "Accounting Opinion") that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty.  In the event that KPMG has served, at any time during the two years immediately preceding the date of a Change in Control, as accountant or auditor for the individual, entity or group that is involved in effecting or has any material interest in the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations and perform the other functions specified in this Section 4 (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Within 15 business days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Section 4, shall provide to the Company and the Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination.  Subject to the remainder of this Section 4, any determination by the Accounting Firm shall be binding upon the Company and the Executive.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder.  In the event that it is ultimately determined in accordance with the procedures set forth in Section 4(c) that the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c)            The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment.  Such notification shall be given as soon as practicable but no later than 30 days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Section 4 except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure.  The Executive shall not pay such claim prior to the expiration of the 30‑day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i)        give the Company any information reasonably requested by the Company relating to such claim;

(ii)        take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

(iii)        cooperate with the Company in good faith in order effectively to contest such claim; and

(iv)        if the Company elects not to assume and control the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after‑tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.  Without limitation on the foregoing provisions of this Section 4(c), the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest‑free basis, and shall indemnify and hold the Executive harmless, on an after‑tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross‑Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d)        If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 4(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

5.        Definitions.

(a)      As used in this Agreement, the terms set forth below shall have the following respective meanings:

"Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

"Annual Base Salary" shall mean $700,000 or such other amount as may be set from time to time by the Company.

"Associate" shall mean, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

"Beneficial Owner" shall mean, with reference to any securities, any Person  if:

(i)         such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (y) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii)        such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Exempt Rights; or

(iii)       such Person or any of such Person's Affiliates or Associates (A) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (i) of this definition) or disposing of such securities or (B) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.  For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner."

"Change of Control" shall mean any of the following occurring on or after the Agreement Effective Date:

(i)         Any Person (other than an Exempt Person) shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (i) if such Person shall become a Beneficial Owner of 15% or more of the shares of Common Stock or 15% or more of the combined voting power of the Voting Stock of the Company solely as a result of (x) an Exempt Transaction or (y) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (x), (y) and (z) of subsection (iii) of this definition are satisfied;

(ii)        Individuals who, as of the Agreement Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Agreement Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a‑11 under the Exchange Act;

(iii)       Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 85% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (y) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 15% or more of the Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (z) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

(iv)       Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (y)(A), (B) and (C) of this subsection (iv) are satisfied, or (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 85% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

"Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

"Employment Agreement" shall mean that certain Letter Agreement, dated as of March 20, 2003, by and between the Company and the Executive.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exempt Person" shall mean any of the following:

(i)         the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; or

(ii)        the General Motors Hourly-Rate Employees Pension Plan for its Hourly Employees, or any trustee of or fiduciary with respect to such plan (when acting in such capacity) (the "Hourly Plan"), unless and until, at any time when the Hourly Plan, together with all Affiliates thereof, is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding, (A) the Hourly Plan shall purchase or otherwise become the Beneficial Owner of any additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or shares of Voting Stock of the Company representing 1% or more of the combined voting power of the then outstanding shares of Voting Stock or (B) any other

Person or Persons who is or are the Beneficial Owner of any shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or shares of Voting Stock of the Company representing 1% or more of the combined voting power of the then outstanding shares of Voting Stock of the Company shall become an Affiliate of such Person.

"Exempt Rights" shall mean any rights to purchase shares of Common Stock or other Voting Securities of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Securities (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Securities) except upon the occurrence of a contingency, whether such rights exist as of the Agreement Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise; provided, however, that from and after the date (the "Separation Date") as of which such rights become separable from the underlying shares of Common Stock or other Voting Securities, such rights shall only constitute "Exempt Rights" pursuant to this definition to the extent that they are beneficially owned by a Person that acquired such rights prior to the Separation Date.

"Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as (A) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock or (B) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

"Person" shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

"Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

6.        Successors.

(a)       This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, executors and other legal representatives.

(b)           This Agreement shall inure to the benefit of and be binding upon the Company and may only be assigned to a successor described in Section 6(c).

(c)            The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

7.        Miscellaneous.

(a)       This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws that would require the application of the laws of any other state or jurisdiction.

(b)       The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c)       This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and heirs, executors and other legal representatives.

(d)       All notices and other communications hereunder shall be in writing and shall be given, if by the Executive to the Company, by telecopy or facsimile transmission at the telecommunications number set forth below and, if by either the Company or the Executive, either by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

______________

______________

If to the Company:

Telecommunications Number:  (972) 605-1926
5400 Legacy Drive H3-1D-22
Plano, Texas 75024
Attention:  Michael E. Paolucci
Managing Director, Global Compensation & Benefits

With a Copy to:

Electronic Data Systems Corporation
5400 Legacy Drive, H3-3C-47
Plano, Texas 75024
Telecommunications Number: (972) 605-5610
Attention:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

(e)       The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(f)        The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(g)        The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set his/her hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

ELECTRONIC DATA SYSTEMS CORPORATION

By:

        C. Robert Kidder

        Chairman, Compensation and Benefits

        Committee of the EDS Board of Directors

_____________________________________________

JEFFREY M. HELLER

Appendix G

ELECTRONIC DATA SYSTEMS CORPORATION

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into as of March 20, 2003 ("Agreement"), between Electronic Data Systems Corporation, a Delaware corporation (the "Company"), and Jeffrey M. Heller ("Indemnitee").

Background Statement and Recitals

Highly competent and experienced persons are becoming more reluctant to serve corporations as officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

The Board of Directors of the Company (the "Board") has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

The Board has also determined that it is reasonable, prudent and necessary for the Company, in addition to purchasing and maintaining directors' and officers' liability insurance (or otherwise providing for adequate arrangements of self-insurance), contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

As used herein, the following words and terms shall have the following respective meanings:

"Change in Control" means a change in control of the Company occurring after the Public Status Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if at any time after the Public Status Date (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of the Company or of any subsidiary of the Company, and (ii) any entity organized, appointed or established by the Company pursuant to the terms of any such plan) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the whole Board in office immediately prior to such person attaining such percentage interest; (b) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the whole Board thereafter; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted members of the Board (including for this purpose any new member whose election or nomination for election by the Company's stockholders was approved by at least two-thirds of the members of the whole Board then still in office who were members of the Board at the beginning of such period) cease for any reason to constitute a majority of the whole Board.  Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely as a result of the General Motors Corporation Hourly Rate Employees Pension Plan becoming the beneficial owner of the Company's securities in connection with the split-off of the Company from General Motors Corporation on June 7, 1996.

"Claim" means an actual or threatened claim or request for relief.

"Corporate Status" means the status of a person who is or was a director, nominee for director, officer, employee, agent or fiduciary of the Company (including any predecessors to the Company) or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

"Disinterested Director," with respect to any request by Indemnitee for indemnification hereunder, means a director of the Company who neither is nor was a party to the Proceeding or subject to a Claim, issue or matter in respect of which indemnification is sought by Indemnitee.

"DGCL" means the Delaware General Corporation Law and any successor statute thereto as either of them may be amended from time to time.

"Expenses" means all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in (including on appeal), a Proceeding.

"Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent (a) the Company or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements).  Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

"person" shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act.

"Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof (except any of the foregoing initiated by Indemnitee pursuant to Article VI or Section 7.8 to enforce his rights under this Agreement), and any inquiry or investigation that could lead to, and any appeal in or related to, any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or proceeding.

"Public Status Date" means the first date on which the Company had outstanding a class of equity securities registered under the Exchange Act.

ARTICLE II

SERVICES BY INDEMNITEE

Section 2.1       Services.  Indemnitee agrees to serve as an officer of the Company and, as the Company has requested or may request from time to time, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve the Company in such capacities.  Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law).  The Company shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

ARTICLE III

INDEMNIFICATION

Section 3.1       General.  The Company shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.  The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by Section 145 of the DGCL.  The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III.

Section 3.2       Proceedings Other Than by or in Right of the Company.  Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of his Corporate Status, he was, is or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company.  Pursuant to this Section 3.2, the Company shall indemnify Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with any such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.  Nothing in this Section 3.2 shall limit the benefits of Section 3.1 or any other Section hereunder.

Section 3.3       Proceedings by or in Right of the Company.  Indemnitee shall be entitled to indemnification pursuant to this Section 3.3 if, by reason of his Corporate Status, he was, is or is threatened to be made, a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3.3, the Company shall indemnify Indemnitee against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any Claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against such Expenses shall nevertheless be made by the Company in such event if and only to the extent that the Court of Chancery of the State of Delaware or other court of competent jurisdiction (the "Court"), or the court in which such Proceeding shall have been brought or is pending, shall so determine.  Nothing in this Section 3.3 shall limit the benefits of Section 3.1 or any other Section hereunder.

ARTICLE IV

EXPENSES

Section 4.1       Expenses of a Party Who Is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement to the contrary (except as set forth in Section 7.2(c) or 7.6), and without a requirement for any determination described in Section 5.2, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with any Proceeding to which Indemnitee was or is a party by reason of his Corporate Status and in which Indemnitee is successful, on the merits or otherwise.  If Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim, issue or matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each successfully resolved Claim, issue or matter.  For purposes of this Section 4.1 and without limitation, the termination of a Claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim, issue or matter.

Section 4.2       Expenses of a Witness or Non-Party.  Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not a party in the Proceeding, the Company shall indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 4.3       Advancement of Expenses.  The Company shall pay all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, whether brought by or in the right of the Company or otherwise, in advance of any determination with respect to entitlement to indemnification pursuant to Article V within 15 days after the receipt by the Company of a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.  Indemnitee hereby undertakes and agrees that he will reimburse and repay the Company for any Expenses so advanced to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 6.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses.

ARTICLE V

PROCEDURE FOR DETERMINATION OF ENTITLEMENT

TO INDEMNIFICATION

Section 5.1       Request by Indemnitee.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary or an Assistant Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the members of the Board in writing that Indemnitee has requested indemnification.

Section 5.2       Determination of Request.  Upon written request by Indemnitee for indemnification pursuant to Section 5.1, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case as follows:

(a)        If a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee unless Indemnitee shall request that such determination be made by the Disinterested Directors, in which case in the manner provided for in clause (i) of paragraph (b) below;

(b)        If a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (ii) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iii) if Indemnitee and the Company mutually agree, by the stockholders of the Company; or

(c)        As provided in Section 5.4(b).

If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within 15 days after such determination.  Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary for such determination.  Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the Company shall indemnify and hold harmless Indemnitee therefrom.

Section 5.3       Independent Counsel.  If a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (b) if there are no Disinterested Directors, by a majority vote of the Board, and the Company shall give written notice to Indemnitee, within 10 days after receipt by the Company of Indemnitee's request for indemnification, specifying the identity and address of the Independent Counsel so selected.  If a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company, within 10 days after submission of Indemnitee's request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors, in which event the Company shall give written notice to Indemnitee, within 10 days after receipt of Indemnitee's request for the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected).  In either event, (i) such notice to Indemnitee or the Company, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of "Independent Counsel" in Article I and that it agrees to serve in such capacity and (ii) Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection.  Any objection to selection of Independent Counsel pursuant to this Section 5.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of "Independent Counsel" in Article I, and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until the Court has determined that such objection is without merit.  In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection.  If, within 30 days after submission of Indemnitee's request for indemnification pursuant to Section 5.1, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5.2.  The Company shall pay any and all reasonable fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 5.2, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 5.4       Presumptions and Effect of Certain Proceedings.

(a)        Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to Section 5.1, and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence.

(b)        If the person or persons empowered or selected under this Article V to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of Indemnitee's request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with Indemnitee's request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; provided further, that the 60-day limitation set forth in this Section 5.4(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Company of Indemnitee's request for indemnification under Section 5.1 Indemnitee and the Company have agreed, and the Board has resolved, to submit such determination to the stockholders of the Company pursuant to Section 5.2(b) for their consideration at an annual meeting of stockholders to be held within 90 days after such agreement and such determination is made thereat, or a special meeting of stockholders for the purpose of making such determination to be held within 60 days after such agreement and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel, in which case the applicable period shall be as set forth in clause (c) of Section 6.1.

(c)        The termination of any Proceeding or of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith or in a manner that he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.  Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after he shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

ARTICLE VI

CERTAIN REMEDIES OF INDEMNITEE

Section 6.1       Indemnitee Entitled to Adjudication in an Appropriate Court.  If (a) a determination is made pursuant to Article V that Indemnitee is not entitled to indemnification under this Agreement, (b) there has been any failure by the Company to make timely payment or advancement of any amounts due hereunder, or (c) the determination of entitlement to indemnification is to be made by Independent Counsel and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Independent Counsel's being appointed, (ii) the overruling by the Court of objections to such counsel's selection or (iii) expiration of all periods for the Company or Indemnitee to object to such counsel's selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of his entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association.  Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire.  The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

Section 6.2       Adverse Determination Not to Affect any Judicial Proceeding.  If a determination shall have been made pursuant to Article V that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Article VI shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Article VI, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

Section 6.3       Company Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration.  If a determination shall have been made or deemed to have been made pursuant to Article V that Indemnitee is entitled to indemnification, the Company shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article VI and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, in each such case absent (a) a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with Indemnitee's request for indemnification or (b) a prohibition of such indemnification under applicable law.

Section 6.4       Company Bound by the Agreement.  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VI that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

Section 6.5       Indemnitee Entitled to Expenses of Judicial Proceeding.  If Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and the Company shall indemnify Indemnitee against, any and all expenses (of the types described in the definition of Expenses in Article I) actually and reasonably incurred by him in such judicial adjudication or arbitration but only if Indemnitee prevails therein.  If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be equitably allocated between the Company and Indemnitee.   Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 6.5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration.

ARTICLE VII

MISCELLANEOUS

Section 7.1       Non-Exclusivity.   The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or Bylaws of the Company, any other agreement, vote of stockholders or a resolution of directors, or otherwise.  No amendment or alteration of the Certificate of Incorporation or Bylaws of the Company or any provision thereof shall adversely affect Indemnitee's rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Company's Certificate of Incorporation, Bylaws and the DGCL or otherwise.  To the extent that there is a change in the DGCL or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.

Section 7.2       Insurance and Subrogation.

(a)        To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

(b)        In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)        The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Company's Certificate of Incorporation or Bylaws or any insurance policy, contract, agreement or otherwise.

Section 7.3       Certain Settlement Provisions.  The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Company's prior written consent.  The Company shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee's prior written consent.  Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

Section 7.4       Duration of Agreement.  This Agreement shall continue for so long as Indemnitee serves as a director, nominee for director, officer, employee, agent or fiduciary of the Company or, at the request of the Company, as a director, nominee for director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the latest to occur of (a) the expiration of 10 years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VI relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee's Corporate Status.

Section 7.5       Notice by Each Party.  Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Company shall not adversely affect Indemnitee's rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure.  The Company shall notify promptly Indemnitee in writing, as to the pendency of any Proceeding or Claim that may involve a claim against the Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

Section 7.6       Certain Persons Not Entitled to Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses hereunder with respect to any Proceeding or any Claim, issue or matter therein, brought or made by Indemnitee against the Company or any affiliate of the Company, except as specifically provided in Article V or Article VI.

Section 7.7       Indemnification for Negligence, Gross Negligence, etc.  Without limiting the generality of any other provision hereunder, it is the express intent of this Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee's acts of negligence, gross negligence or intentional or willful misconduct to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.

Section 7.8       Enforcement.  The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate.  As a result, in addition to any other right or remedy he may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

Section 7.9       Successors and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, legal representatives.  The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 7.10     Amendment.  This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.11     Waivers.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 7.12     Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 7.13     Severability.  If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and unenforceable and that achieves the same objective.  Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

Section 7.14     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Company, to:

Electronic Data Systems Corporation

5400 Legacy Drive, Mail Stop H3-3A-05

Plano, Texas  75024

Attention:  General Counsel

Facsimile:  (972) 605-5610

If to Indemnitee, to:

_________________

_________________

Section 7.15     Certain Construction Rules.

(a)        The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days shall be deemed references to calendar days and (ii) any reference to a "Section" or "Article" shall be deemed to refer to a section or article of this Agreement.  The words "hereof," "herein" and "hereunder"

and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."  Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(b)        For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, nominee for director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

Section 7.16     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 7.17     Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

ELECTRONIC DATA SYSTEMS CORPORATION

By:

        C. Robert Kidder

        Chairman, Compensation and Benefits

        Committee of the EDS Board of Directors

INDEMNITEE

_____________________________________________

JEFFREY M. HELLER

Appendix G

EQUITY RELATED AGREEMENT

This Agreement between Electronic Data Systems Corporation ("EDS") and Jeffrey M. Heller ("Employee") shall be effective on the date this Agreement is approved by the Board of Directors and the Compensation and Benefits Committee (the "Effective Date").  The collective consideration for Employee's obligations under this Agreement, each component of which the Employee specifically acknowledges both the receipt and independent sufficiency thereof as consideration, include: (i) Employee's receipt of cash and/or stock-related awards under the 2003 Executive Bonus Plan and the 2002 Transition Inducement Plan of Electronic Data Systems Corporation (collectively referred to as "the Plan"), subject to the terms thereof;  (ii) Employee's continued employment with EDS;  (iii) the opportunity to receive special training and education, both on-the-job and otherwise as feasible; and (iv) the need and obligation to provide Employee with access to confidential, proprietary information relating to EDS business and clients.

Accordingly, Employee and EDS agree as follows:

1.             DEFINITIONS

a.  "EDS" shall mean Electronic Data Systems Corporation, its direct and indirect subsidiaries, affiliated entities, successors and assigns.

b.  "Confidential Information" shall mean all trade secrets, Innovations (defined below), confidential or proprietary business information and data, computer software, and database technologies or technological information, formulae, templates, algorithms, designs, process and systems information, processes, intellectual property rights, marketing plans, client lists and specifications, pricing and cost information and any other confidential information of EDS or its clients, vendors, or subcontractors which relates to the business of EDS or to the business of any client, vendor, or subcontractor of EDS or any other party with whom EDS agrees to hold information in confidence, whether patentable, copyrightable or protectable as trade secrets or not, except:  (1)  information which at the time of disclosure is in the public domain or which subsequently is published or otherwise becomes part of the public domain through no fault of Employee; or (2)  information which is disclosed by Employee under order of law or government regulation; provided, however, Employee agrees to notify EDS upon notice of any request for disclosure as soon as possible prior to any such disclosure so that appropriate safeguards may be maintained.

c.  "Innovations" shall mean all developments, improvements, designs, original works of authorship, formulas, processes, software programs, databases, and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets, that Employee by him/herself or jointly with others, creates, modifies, develops, or implements during the period of Employee's employment which relate in any way to EDS' business.  The term Innovations shall not include Innovations developed entirely on Employee's own time without using EDS' equipment, supplies, facilities or Confidential Information, and which neither relate to EDS' business, nor result from any work performed by or for EDS.

d.  "Moral Rights" shall mean any rights to claim authorship of a work of authorship, to object to or prevent the modification of any such work of authorship, or to withdraw from circulation or control the publication or distribution of any such work of authorship.

e.  "Prospective Client" shall mean any client with which EDS was in active business discussions or negotiations at any time during the 6-month period preceding Employee's termination.

2.        DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION AND PROPRIETARY RIGHTS

Employee specifically acknowledges that EDS has provided or intends to provide Employee with access to Confidential Information relating to EDS, its business and clients, the disclosure or misuse of which would cause severe and irreparable injury to EDS.  Employee agrees that all Confidential Information shall be and remain the sole and absolute property of EDS.  Upon termination of Employee's employment for any reason, Employee shall immediately return to EDS all documents and materials that contain or constitute Confidential Information, in any form whatsoever, including but not limited to, all copies, abstracts, electronic versions, and summaries thereof.  Employee further agrees as follows:

a.  Nondisclosure and Use:  Employee agrees not to disclose, use, copy or duplicate or otherwise permit the use, disclosure, copying or duplication of any Confidential Information of EDS, other than in connection with authorized activities conducted in the course of Employee's employment at EDS for the benefit of EDS or with the written consent of the EDS' Board of Directors, during or following his/her employment with EDS. Employee agrees to take all reasonable steps and precautions to prevent any unauthorized disclosure, use, copying or duplication of Confidential Information.

b.  Innovations, Patents, and Copyrights:  Employee agrees to promptly disclose, in writing, to EDS' General Counsel, all Innovations.  Employee further agrees to provide all assistance requested by EDS, at its expense, in the preservation of its interests in any Innovations in any country, and hereby assigns and agrees to assign to EDS all rights, title and interest in and to all worldwide patents, patent applications, copyrights, trade secrets and other intellectual property rights in any Innovation.  Employee also assigns and agrees to assign to EDS (or, where applicable, to waive, which waiver shall enure to the benefit of EDS and its assigns) all Moral Rights in any Innovation.

c.  Use of Name or Licenses:  Employee authorizes EDS to use, reuse, and to reasonably grant others the right to use and reuse, without additional compensation, Employee's name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed, for any business purposes of EDS.

3.        NON-COMPETITION AND RELATED COVENANTS

Without the express, prior written consent of EDS' Board of Directors, Employee shall not engage in any of the conduct described in Subparagraphs (a) and (b) below, either directly or indirectly, individually or as an employee, contractor, consultant, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly traded corporation) or in any other capacity for any person, firm, partnership or corporation:

a. During the time of Employee's employment with EDS and for a period of 12 months thereafter Employee shall not participate in the inducement of or otherwise encourage EDS employees, clients, or vendors to currently and/or prospectively breach, modify, or terminate any agreement or relationship they have or had with EDS within the 12-month period prior to the Employee's termination (this provision 3(a) does not apply to nor restrict Employee's conduct in any jurisdiction where such provision is unenforceable and/or void as against public policy); or

b. During the time of Employee's employment with EDS and for a period of 12 months thereafter Employee shall not participate voluntarily with or provide assistance or information to any person or entity with regard to (i) negotiations with EDS involving a contract or services to be rendered by EDS, regarding such contract or services; or (ii) a potential or existing business or legal dispute with EDS, including, but not limited to, litigation, except as may be required by law (this provision 3(b) does not apply to nor restrict Employee's conduct in any jurisdiction where such provision is unenforceable and/or void as against public policy).

4.        NON-SOLICITATION OF EDS EMPLOYEES, CLIENTS, AND PROSPECTIVE CLIENTS

During the time of Employee's employment and for a period of 12 months thereafter, without the express, prior written consent of EDS' Board of Directors, Employee shall not engage in any of the conduct described in Subparagraphs (a) and (b) below, either directly or indirectly, individually or as an employee, contractor, consultant, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation:

a.  hire, attempt to hire or assist any other person or entity in hiring or attempting to hire any current employee of EDS or any person who was an EDS employee within the 12-month period prior to the termination of Employee's employment; or

b.  solicit, divert, or take away, in competition with EDS, the business or patronage of any current EDS client or any Prospective client with whom the Employee had involvement on behalf of EDS during the 6-month period preceding Employee's termination.  Notwithstanding the foregoing, this restriction shall not apply to any person or entity who is no longer a client or Prospective client at the time of any such solicitation by Employee (this provision 4(b) does not apply to nor restrict Employee's conduct in any jurisdiction where such provision is unenforceable and/or void as against public policy).

REASONABLENESS OF RESTRICTIONS: EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF PARAGRAPHS 2, 3, AND 4 OF THIS AGREEMENT AND AGREES THAT THE RESTRICTIONS SET FORTH THEREIN ARE FAIR AND REASONABLE, SUPPORTED BY VALID CONSIDERATION, AND ARE REASONABLY REQUIRED TO PROTECT THE LEGITIMATE BUSINESS INTERESTS OF EDS.  EMPLOYEE FURTHER AGREES THAT IF HE/SHE VIOLATES THE PROVISIONS OF PARAGRAPHS 2, 3 OR 4, THE NUMBER OF DAYS THAT SUCH VIOLATION EXISTS WILL BE ADDED TO ANY PERIODS OF LIMITATION ON THE ACTIVITIES SPECIFIED THEREIN AND IN PARAGRAPH 8(a).

REASONABLENESS OF STOCK FORFEITURE REMEDY: EMPLOYEE SPECIFICALLY UNDERSTANDS AND AGREES THAT IN THE EVENT OF A VIOLATION OF PARAGRAPHS 2, 3 OR 4 OF THIS AGREEMENT, IN ADDITION TO ALL OTHER REMEDIES AVAILABLE AT LAW OR IN EQUITY, EMPLOYEE SHALL, AS OUTLINED IN PARAGRAPH 8(a), IMMEDIATELY CEASE VESTING AND SHALL FORFEIT ANY AND ALL RIGHTS AND/OR INTERESTS THAT HE/SHE MAY HAVE IN ANY STOCK OPTIONS, RESTRICTED STOCK UNITS AND/OR ANY OTHER FORM OF STOCK AWARDS THAT HE/SHE BECAME VESTED IN PURSUANT TO ANY EDS PLAN DURING THE 1 YEAR PERIOD PRECEDING EMPLOYEE'S BREAKING THE PROMISES IN PARAGRAPHS 2, 3, OR 4 OF THIS AGREEMENT, OR EMPLOYEE'S TERMINATION (WHICHEVER DATE IS EARLIER).    EMPLOYEE FURTHER UNDERSTANDS AND AGREES THAT IN THE EVENT OF A VIOLATION OF PARAGRAPHS 2, 3, OR 4 OF THIS AGREEMENT, IN ADDITION TO ALL OTHER REMEDIES AVAILABLE AT LAW OR IN EQUITY, EMPLOYEE SHALL, AS OUTLINED IN PARAGRAPH 8(a), BE REQUIRED TO REIMBURSE EDS IN AN AMOUNT EQUAL TO ANY GAIN REALIZED BY EMPLOYEE FROM THE SALE OF EDS STOCK THAT HE/SHE BECAME VESTED IN THROUGH AN OPTION EXERCISE OR ANY OTHER PLAN RELATED STOCK TRANSACTION DURING THE 1 YEAR PERIOD PRECEDING EMPLOYEE'S BREAKING THE PROMISES IN PARAGRAPHS 2, 3, OR 4 OF THIS AGREEMENT, OR EMPLOYEE'S TERMINATION (WHICHEVER DATE IS EARLIER).

5.        EMPLOYEE'S BEST EFFORTS AND EXCLUSIVE SERVICE

Employee agrees to conduct all business activities in accordance with the directives and policies of EDS in a proper and professional manner so as to maintain EDS' ethical business, and professional standards, and the goodwill and reputation of the Company.  Employee also warrants and represents that he/she has been advised of and agrees to comply with EDS' Business Code of Conduct, as amended from time to time, including EDS' policies against discrimination and harassment.

Employee warrants that he/she is not subject to any agreement with a prior employer or other party that would restrict his/her employment by EDS or the performance of his/her duties under this Agreement.

6.        DRUG TESTING

Unless contrary to applicable law, Employee understands and consents that, from time to time, he/she may be tested, on a random basis, to detect the presence or absence of any illegal drugs or controlled substances and that the results of any such tests shall be released to EDS.

7.        EMPLOYMENT RELATIONSHIP

Notwithstanding any other provisions of this Agreement and unless contrary to applicable law or the terms of a written contract executed by an officer of EDS, employment with EDS is for an indefinite term and may be ended, with or without cause, at any time by either the Employee or EDS, with or without previous notice.  Nothing in this document will be construed to oblige EDS to continue Employee's employment for any particular time or under any particular terms and conditions of employment.

8.        REMEDIES AND ENFORCEMENT

a.  Forfeiture Of Stock-Related Benefits And Rights:  Employee acknowledges that EDS has adopted the Plan, which includes provisions for stock-related awards, including, without limitation, stock options and/or restricted stock units to induce and reward Employee's continued employment, commitment, and loyalty to EDS, especially with respect to Employee's adherence to the non-competition, non-solicitation and non-disclosure obligations in Paragraphs 2, 3 and 4 of this Agreement.  As further consideration for Employee's stock-related awards, Employee agrees that if at any time during his/her employment with EDS or after his/her termination of employment for any reason, Employee breaks and/or states his/her intention to break the promises he/she made in Paragraphs 2, 3, or 4 of this Agreement, or it is determined by EDS that Employee engaged in conduct related to his/her employment with EDS for which he/she and/or EDS could be held either criminally or civilly liable, including without limitation, violation of EDS' employment-related, ethical, and/or insider trading policies, Employee shall immediately cease vesting and shall forfeit any and all rights and/or interest that he/she may have in any stock options, restricted stock units and/or any other form of stock award that he/she became vested in pursuant to any EDS Plan (and which remain in either EDS' and/or Employee's custody and/or control) during the 1 year period preceding Employee's breaking (or stated intent to break) the promises in Paragraphs 2, 3, or 4 of this Agreement and thereafter, or 1 year preceding Employee's termination (whichever date is earlier), unless terminated or forfeited sooner by operation of another term or condition of the Plan.  In addition, within 30 calendar days of EDS notifying Employee in writing of his/her having engaged in the conduct described above in this Paragraph 8(a), Employee shall send a certified check and/or money order to EDS' General Counsel in an amount equal to any gain realized by Employee from the sale of EDS stock acquired through an option exercise or any other Plan related stock transaction during the 1 year period preceding his/her breaking (and/or stated intent to break) the promises made in Paragraphs 2, 3, or 4 of this Agreement and thereafter, or 1 year preceding Employee's termination (whichever date is earlier). It is expressly acknowledged that Employee's obligation to reimburse EDS shall be limited to gains associated with stock options and/or restricted stock units in which Employee became vested during the 1 year period preceding his/her breaking (or stated intent to break) the promises made in Paragraphs 2, 3, or 4 of this Agreement and thereafter, or 1 year preceding Employee's termination (whichever date is earlier).  The above-referenced time periods shall be subject to the tolling provisions in the "Reasonableness of Restrictions" Subparagraph in Paragraph 4 above.  EDS shares shall not be fungible for purposes of this Paragraph.

b.  Other Remedies: The provisions of Subparagraph (a) above: (i) shall be in addition to any rights of EDS to obtain any legal or other equitable relief, including, but not limited to, a temporary restraining order, preliminary and/or permanent injunctive relief and nothing herein shall constitute any election of remedies; and (ii) shall not limit or restrict in any manner any rights or remedies which EDS may have otherwise with respect to competition or any other breach of this

Agreement by Employee.  In the event of a breach of Paragraphs 2, 3 or 4, Employee agrees to pay to EDS all costs of enforcement of this Agreement, including, but not limited to, reasonable attorney fees.

c.  Reformation:  If any provision of Paragraphs 2, 3 or 4 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, aspects of business or clients covered or otherwise, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that any term of the provision found unreasonable shall be limited to the maximum period of time, the largest territory, the most aspects of business and clients covered and/or the broadest other limitations, as the case may be, which would be found reasonable and enforceable by such court.  Similarly, if any remedy is found to be unenforceable in whole or in part, or to any extent, such provision shall remain in effect only to the extent the remedy or remedies would be enforceable by such court.

d.  Severability and Survival:  Subject to the provisions of Subparagraph 8(c), whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law or public policy.  However, if any provision of this Agreement is held to be prohibited by or invalid under applicable law or public policy, such provisions, to the extent of such prohibition or invalidity, shall be deemed not to be part of this Agreement otherwise applicable to Employee, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

e.  Severability and Survival Regarding Paragraphs 2, 3 and 4.  Employee specifically agrees that Paragraph 2 (Disclosure and Use of Confidential Information and Proprietary Rights), Paragraph 3 (Non-Competition and Related Covenants) and Paragraph 4 (Non-Solicitation of EDS Employees, Clients, and Prospective Clients), and each of their sub-paragraphs and sub-parts, are independent of and severable from each other, and that these restrictions shall survive and remain in full force and effect for the periods specified after Employee's termination for any reason.

f.  Right of Set-Off:  Employee consents to a deduction from any amounts EDS may owe Employee from time to time, to the extent of the amounts Employee owes EDS (including, but not limited to, any amounts Employee owes under the Subparagraph 8(a) and 8(b) above).  If EDS does not recover by means of set-off the full amount Employee owes, Employee agrees to pay immediately the unpaid balance to EDS upon EDS' demand.

9.        DISCLOSURE AND NOTIFICATION

a.     Prior to signing this Agreement, Employee shall disclose to EDS in writing any restrictions that may affect Employee's ability to work on behalf of EDS, including, but not limited to, any existing non-compete agreements, confidentiality agreements, court orders, or pending or threatened litigation with prior employers/contractors/third parties.  Such written disclosure is attached to this Agreement as Exhibit A, which is fully incorporated herein by reference.  Employee further warrants and represents he/she has not disclosed and will not disclose to EDS, and has not used and will not use on EDS' behalf any trade secrets or confidential, proprietary information belonging to a third party, without first obtaining written consent from that third party.

b.     Employee agrees that he/she will (and EDS may) notify anyone employing Employee or evidencing an intention to employ Employee of the existence and provisions of this Agreement.

10.    CONSENT TO JURISDICTION

To the fullest extent allowed by applicable law, any dispute or conflict arising out of or relating to this Agreement, except for an action brought by EDS pursuant to Paragraphs 2, 3 or 4 of this Agreement, must be brought in a court that has jurisdiction over matters in Collin County, Texas, which court(s) shall have sole and exclusive jurisdiction of such matters.  Furthermore, to the fullest extent allowed by applicable law, Employee agrees such court shall have personal jurisdiction over him/her and further agrees to waive any rights he/she may have to challenge the court's jurisdiction over him/her.  To the fullest extent allowed by applicable law, Employee further consents to such jurisdiction and venue and to the uncontested enforcement of a judgment from such court in any other jurisdiction where Employee or his/her assets are located.

11.        ACKNOWLEDGEMENT OF UNCERTAIN VALUE

Although Employee may have been provided with some form of prediction/estimation regarding the economic value of the option shares granted (e.g., Black-Scholes valuation), Employee acknowledges that there can be no assurance that there will be any economic value realized by Employee as a result of the receipt of stock related awards pursuant to the Plan.

12.        AMENDMENTS

This Agreement may not be modified or amended except by a written instrument executed by Employee and the Compensation and Benefits Committee of EDS' Board of Directors.

13.        WAIVER

All the rights of EDS and Employee under this Agreement shall be cumulative and not alternative, and a waiver or indulgence by either party shall not be construed as a waiver of any other rights or entitlements hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below.

EMPLOYEE                                                                 EDS CORPORATION

Jeffrey M. Heller                                                             By:   C. Robert Kidder

                                                                                              Chairman, Compensation and Benefits
                                                                                              Committee of the EDS Board of Directors

EXHIBIT A

EQUITY RELATED AGREEMENT

Disclosure of Restrictions Pursuant to Paragraph 9(a):

___________________________________                ___________________

Name:                                                                             Date

(if no restrictions, please write "none" and sign above)